NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is dated July 25, 2018, (the “Effective Date”), by and among BFIT Brands, LLC, an Arizona limited liability company, together with all members/shareholders (“Shareholder”) of BFIT Brands, LLC (BFIT Brands, LLC and Shareholder(s) collectively referred to as "Seller") and Rocky Mountain High Brands, Inc., a Nevada corporation (“Purchaser”). All capitalized terms not otherwise defined herein shall have the meaning given to them in the Asset Purchase Agreement, dated as of July 25, 2018, by and among Seller and Purchaser (the “Purchase Agreement”).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement, Seller has agreed to sell and convey to Purchaser, and Purchaser has agreed to purchase and accept from Seller, the Acquired Assets relating to Seller's Business;

WHEREAS, Purchaser would not have entered into the Purchase Agreement without ensuring certain protections against solicitation and competition by Seller subsequent to the Closing; and

WHEREAS, Seller is delivering this Agreement pursuant to the Asset Purchase Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement, the benefits which Seller and Purchaser will receive from the transactions contemplated by the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.       RESTRICTIVE Covenants.

1.1       Non-Competition. Seller covenants and agrees that for a period of one (1) year from the date of this Agreement (“Restricted Period”), Seller shall not engage, directly or indirectly, whether as a principal, agent, owner, employee, contractor, advisor, partner, member, shareholder, manager, officer, director, broker, consultant or otherwise, individually or in combination with any other individual, corporation or other entity, in any business dealing in any manner with beverages which are in any way similar to the products sold, or ever sold, or in development or concept stage to be sold, by BFIT Brands, LLC, or which contain hemp or CBD, other than Purchaser, within the United States of America (the “Territory”). Provided, however, that nothing contained in this Section 1.1 shall prohibit Seller from owning, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange or over-the-counter market if the Seller are not controlling persons of, or a member of a group which controls, such entity and does not, either directly or indirectly, own one percent (1%) or more of any class of securities of such entity.

1.2       Remedies. Seller acknowledges and agrees that the Purchaser would be irreparably harmed and that remedies at law would be inadequate to redress the actual or threatened violations of the restrictive covenants set forth in this Section 1, and that, in addition to any other relief, the foregoing restrictions may be enforced by temporary and permanent injunctive relief. The time periods referenced in the foregoing restrictions shall be extended by any period in which Seller is in breach thereof. Purchaser's breach of any provision of this Agreement shall not constitute a defense for any violation by Seller of the restrictions contained herein. Remedies referenced in this Agreement shall be considered cumulative and not exclusive, and Purchaser expressly reserve the right to pursue all remedies available to Purchaser for any breach or threatened breach, including the recovery of damages, accounting for all compensation, profits, monies, accruals, increments or other benefits resulting from a breach or threatened breach, and reasonable attorneys’ fees and costs of court. Seller agrees to pay all costs and expenses (including reasonable attorneys’ fees and court costs) incurred by Purchaser in enforcing the provisions of this Agreement, to the extent Purchaser prevails. Notwithstanding the foregoing, if any provision of this Agreement is found by a tribunal or competent jurisdiction to be illegal or unenforceable, either in whole or in part, then, but only to such extent, the parties stipulate and agree that the offending provision shall automatically be deemed modified and conformed to the minimum requirements of law and thereupon, together with all other provisions hereof (whether in their original form or as modified hereunder), shall be given full force and effect.

1.4       Special Considerations. Seller acknowledges that the provisions of this Section 1 are agreed to by Seller and Purchasers on the basis of the following: (i) the non-competition covenant contained herein is ancillary to the agreement of Purchaser to purchase the Acquired Assets pursuant to the Purchase Agreement, and those covenants are supported by a new and independent valuable consideration in addition to the consideration paid to Seller for the Acquired Assets, and accordingly the purchase of the Acquired Assets by Purchaser gives rise to the interest of Purchaser in obtaining the non-competition covenant contained herein, (ii) the non-competition covenant, the duration of the Restricted Period and the geographical scope of the Territory are fair, reasonable and not oppressive and are necessary and designed to protect the goodwill and legitimate business interests of Purchaser in connection with the Business, and (iii) the limitations contained in this Agreement with regard to the non-competition covenant as to time, geographical area and scope of activity to be restrained do not impose a greater restraint than is reasonably necessary to protect the goodwill and legitimate business interest of Purchaser in connection with the Business and those covenants do not unreasonably impair or interfere with, either directly or indirectly, Seller's or the Shareholders' ability to secure other employment or an engagement elsewhere to utilize their professional skills, talents, and services without violating those covenants.

2.       MISCELLANEOUS.

2.1        Representations of Seller. Seller represents and warrants to Purchaser that they have read and fully understand this Agreement and have consulted with legal counsel and tax advisors who have explained all of its terms and provisions and that the agreed upon consideration for the undertakings made by Seller in this Agreement is adequate.

2.2       Amendments and Waiver. No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective unless it is in writing and signed by the parties, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any party’s lack of enforcement of any provision of this Agreement shall not be construed as a waiver, and the non-breaching party may elect to enforce any such provision at any time in the event of a past, repeated or continuing breach. The rights and remedies in this Agreement are the exclusive rights and remedies that the parties may have upon a breach of this Agreement.

2

2.3       Notices. All notices or other communications required or permitted under this Agreement shall be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile, provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight courier service (receipt requested), in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a party may designate by notice to the other parties):

To the Seller:

BFIT Brands, LLC
Attn: Erik Rothchild
6645 E. Gelding Dr.
Scottsdale, AZ 85254

To the Purchaser:

Rocky Mountain High Brands, Inc.
Attn: David M. Seeberger
9101 LBJ Freeway, Suite 200
Dallas, TX 75243

Any Party may change its address for receiving notice by giving written notice to the other Parties in the manner provided in this Section 2.3.

2.4       Governing Law. This Agreement shall be governed by, and construed, enforced and interpreted in accordance with, the substantive laws (without regard to its conflicts of law’s provisions) of the State of Texas, and sole and exclusive jurisdiction for any dispute over this agreement shall be in the courts of Dallas County, Texas.

2.5       Successors and Assigns. This Agreement, and the rights and obligations of the parties, shall inure to the benefit of and be binding on the parties and their respective successors and assigns. Neither Seller nor the Shareholders may not assign any rights, benefits, duties or obligations under this Agreement.

2.6       Entire Agreement. This Agreement, the Purchase Agreement, and the documents referred to therein express the entire agreement and understanding between the parties with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements are merged herein and therein and superseded hereby and thereby.

2.7       Expenses. Each party shall pay its own costs and expenses in connection with the transactions contemplated by this Agreement.

2.8       Counterparts. This Agreement may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

3

IN WITNESS WHEREOF, this Note has been executed effective the date and place first written above.

SELLER: BFIT Brands, LLC

By: /s/Tim McGeehan

Tim McGeehan, Majority Shareholder

By: /s/Erik Rothchild

Erik Rothchild, Co-Founder and Shareholder

By: __________________________________

____________________________, Shareholder

(Printed name)

By: __________________________________

____________________________, Shareholder

(Printed name)

By: __________________________________

____________________________, Shareholder

(Printed name)

By: __________________________________

____________________________, Shareholder

(Printed name)

PURCHASER: Rocky Mountain High Brands, Inc.

By: /s/Michael Welch

Michael Welch, President and Chief Executive Officer

4